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                                                                    EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement to be filed with the Securities and Exchange Commission on Form S-8 by Altris Software, Inc. of our reports dated 17 January 1994, 3 January 1995, 17 November 1995 and 22 December 1995 relating to the consolidated financial statements of Trimco Group PLC.



                                  /s/KINGSTON SMITH

                                  KINGSTON SMITH
                                  Chartered Accountants


London, England
27 March 1997

Note: Gane Jackson Scott merged their London practice with Kingston Smith with effect from 1 July, 1996 and now practice in the name of Kingston Smith. Accordingly, the above consent has been signed in our new name.


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